Exhibit 99.1

News Release - For Immediate Release January 26, 2024	For More Information, Contact: Michael E. McFarland, President and Chief Executive Officer (617-471-0750)

CFSB BANCORP, INC. ANNOUNCES FISCAL SECOND QUARTER AND YEAR-TO-DATE 2024 FINANCIAL RESULTS

QUINCY, Massachusetts, January 26, 2024 – CFSB Bancorp, Inc. (the “Company”) (NASDAQ Capital Market: CFSB), the holding company for Colonial Federal Savings Bank (the “Bank”), today announced a net loss of $210,000, or ($0.03) per basic and diluted share, for the three months ended December 31, 2023 compared to net income of $123,000, or $0.02 per basic and diluted share, for the three months ended September 30, 2023 and net income of $341,000, or $0.05 per basic and diluted share, for the three months ended December 31, 2022.

For the six months ended December 31, 2023, net loss was $87,000, or ($0.01) per basic and diluted share, compared to net income of $986,000, or $0.16 per basic and diluted share, for the six months ended December 31, 2022.

Michael E. McFarland, President and Chief Executive Officer, stated “A recent pause from the Federal Reserve on interest rate increases provides some optimism going forward that the cost of funds will stabilize, and loan demand will start to show signs of recovery. We remain encouraged that the economy will land softly and we will benefit from a more stable interest rate environment.”

Second Quarter Operating Results

Net interest income, on a fully tax-equivalent basis, decreased by $168,000, or 9.2%, to $1.7 million for the three months ended December 31, 2023, from $1.8 million for the three months ended September 30, 2023. This decrease was primarily due to a 53 basis point increase in the average rate on certificates of deposit, partially offset by a 9 basis point increase in the average yield on loans and a 12 basis point decrease in the average rate on FHLB advances. The interest on loans increased $36,000, for the three months ended December 31, 2023 compared to the three months ended September 30, 2023. The interest on loans benefited from rising interest rates, partially offset by a $517,000 decrease in the average balance of loans to $176.2 million during the three months ended December 31, 2023. The net interest margin decreased by 20 basis points to 2.02% for the three months ended December 31, 2023, from 2.22% for the three months ended September 30, 2023.

Net interest income, on a fully tax-equivalent basis, decreased by $703,000, or 29.7%, to $1.7 million for the three months ended December 31, 2023, from $2.4 million for the three months ended December 31, 2022. The net interest margin decreased by 75 basis points to 2.02% for the three months ended December 31, 2023, from 2.77% for the three months ended December 31, 2022. The decline was primarily due to a 235 basis point increase in the average rate for certificates of deposit, partially offset by a $16.9 million decrease in the average balance of interest-bearing deposits and a 26 basis point increase in the average yield on interest-earning assets. The interest earned on loans increased $101,000, to $1.8 million for the three months ended December 31, 2023, from $1.7 million for the three months ended December 31, 2022. The interest earned on securities increased $96,000, to $997,000 for the three months ended December 31, 2023, from $901,000 for the three months ended December 31, 2022. The interest earned on loans and securities benefited from rising interest rate, offset by decreases in the average balance.

The Company recorded reversals of the provision for credit losses of $104,000 and $166,000 for the three months ended December 31, 2023 and September 30, 2023, respectively. The reversals of the provision for credit losses were recorded due to improved forecasted economic conditions. The Company did not record a provision for loan losses during the three months ended December 31, 2022. The allowance for credit losses as a percentage of total loans was 0.93%, 0.94% and 0.97% at December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

Non-interest income increased $12,000, or 7.5%, to $172,000 for the three months ended December 31, 2023, from $160,000 for the three months ended September 30, 2023, due to an increase of $13,000 in other income.

Non-interest income increased $20,000, or 13.2%, to $172,000 for the three months ended December 31, 2023, from $152,000 for the three months ended December 31, 2022, primarily due to an increase of $14,000 in other income.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Non-interest expenses increased $193,000, or 10.1%, to $2.1 million for the three months ended December 31, 2023, from $1.9 million for the three months ended September 30, 2023. The increase was due to an increase in salaries and employee benefits of $123,000, or 10.8%, due to stock-based compensation expense and increases in other general and administrative expenses of $74,000, or 20.7%, primarily due to increases in printing, postage, legal and annual meeting expenses.

Non-interest expenses increased $22,000, or 1.1%, to $2.1 million for the three months ended December 31, 2023, from $2.1 million for the quarter ended December 31, 2022. The increase was principally due to an increase in other general and administrative expenses of $27,000, or 6.7%, due to costs associated with our annual meeting.

Income tax expense was $16,000 for the three months ended December 31, 2023, compared to $93,000 for the three months ended September 30, 2023 and $65,000 for the three months ended December 31, 2022. The decrease in income tax expense for the three months ended December 31, 2023, compared to the three months ended September 30, 2023 and compared to the three months ended December 31, 2022, was due to decreases in income before income taxes.

Year-to-Date Operating Results

Net interest income decreased, on a fully tax-equivalent basis, by $1.3 million, or 26.6%, to $3.5 million for the six months ended December 31, 2023, from $4.8 million for the six months ended December 31, 2022. Total interest-earning assets income increased $244,000 from the prior year period due to higher average yields on loans, securities and cash and short-term investments. A 25 basis point increase in the average yield on loans, offset by a decrease in the average balance of loans of $734,000, or 0.4%, contributed to a $204,000 increase in loan income. A 28 basis point increase in the average yield on securities, offset by a decrease in the average balance of securities of $788,000, or 0.5%, contributed to a $196,000 increase in securities income. The interest earned on cash and short-term investments decreased $156,000 from the prior year, due to a $13.2 million decrease in the average balance of cash and short-term investments offset by a 164 basis point increase in the average yield. Partially offsetting the increase in interest and dividend income was a $1.5 million increase in interest expense due to an increase in the interest on certificates of deposit of $1.4 million and the increase in interest on FHLB advances of $164,000 from the prior year. The Company recognized a 131 basis point increase in the cost of interest-bearing liabilities. The net interest margin decreased 64 basis points for the six months ended December 31, 2023, to 2.12%, from 2.76% in the prior year period.

The Company recognized a reversal of the provision for credit losses of $270,000 for the six months ended December 31, 2023, compared to no provision for loan losses in the prior year period. For the six months ended December 31, 2023 improvements in the economy were the primary contributor for the reversal of the provision for credit losses.

Non-interest income decreased $20,000, or 5.7%, to $332,000 for the six months ended December 31, 2023 from $352,000 in the prior year period, due to a decrease of $31,000 in other income offset by an increase of $7,000 in income on bank-owned life insurance.

Non-interest expenses increased $190,000, or 5.0%, to $4.0 million for the six months ended December 31, 2023, from $3.8 million for the six months ended December 31, 2022. Salaries and benefits increased $143,000, or 6.3%, to $2.4 million, due to annual increases to salaries and health insurance of employees and stock-based compensation expense. Other general and administrative expense increased $52,000, or 7.0%, from the prior year period due to increases in insurance, data processing and annual meeting costs.

Income tax expense decreased $126,000 to $109,000 for the six months ended December 31, 2023 compared to income tax expense of $235,000 for the six months ended December 31, 2022 due to lower pre-tax income.

Balance Sheet

Assets: At December 31, 2023, total assets amounted to $359.0 million, compared to $349.0 million at June 30, 2023, an increase of $10.0 million, or 2.9%, due to an $8.9 million increase in cash and cash equivalents and a $1.2 million increase in securities held to maturity and a $569,000 increase in FHLB stock. The increase in cash and cash equivalents was due to increased borrowings from the FHLB, the increase in securities held to maturity was a result of reinvesting accumulated cash at higher interest rates, and the increase in FHLB stock was due to the increase in FHLB advances during the six months ended December 31, 2023.

Liabilities: Deposits decreased by $5.5 million, or 2.1%, during the six months as the Bank experienced decreases of customer deposits due to increases in inflation and competition. In addition, depositors moved deposits to higher-yielding term certificates due to the higher interest rate environment. Federal Home Loan Bank advances were $19.1 million at December 31, 2023 compared to $3.7 million at June 30, 2023, to add liquidity in light of decreases in customer deposits.

Stockholders' Equity. Total stockholders' equity decreased $94,000, to $75.8 million at December 31, 2023, from $75.9 million at June 30, 2023. The decrease was primarily due to the net loss of $87,000 and the effect of adoption of ASU 2016-13, net of taxes, of $223,000,

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

offset by the change in unearned ESOP compensation of $52,000, and stock-based compensation of $163,000, for the six months ended December 31, 2023.

On July 1, 2023, the Company adopted ASU 2016-13, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss methodology ("CECL"). The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loans receivable and securities held to maturity. In addition, ASU 326 made changes to the accounting of securities available for sale. It also applies to off-balance sheet credit exposures not accounted for as insurance, such as loan commitments, standby letters of credit, financial guarantees, and other similar instruments. The following table illustrates the impact of ASC 326:

	Pre-ASC Adoption	As Reported Under ASC 326
(In thousands)	June 30, 2023	July 1, 2023	Impact of ASC 326 Adoption
Assets
Allowance for credit losses on securities held to maturity	$-	$(276)	$(276)
Allowance for credit losses on loans	(1,747)	(1,759)	(12)
Deferred tax asset on allowance for credit losses	466	378	(88)

Liabilities
Allowance for credit losses on off-balance sheet exposures	$-	$23	$23

Shareholders' Equity
Retained earnings	$50,416	$50,193	$(223)

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

About CFSB Bancorp, Inc.

CFSB Bancorp, Inc. is the federal mid-tier holding company of Colonial Federal Savings Bank and is the majority-owned subsidiary of 15 Beach, MHC. Colonial Federal Savings Bank is a federally chartered stock savings bank that has served the banking needs of its customers on the south shore of Massachusetts since 1889. It operates from three full-service offices and one limited-service office in Quincy, Holbrook and Weymouth, Massachusetts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, demand for loan products, deposit flows, changes in the interest rate environment, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio; changes in demand for our products and services, legislative, accounting, tax and regulatory changes, the current or anticipated impact of military conflict, terrorism or other geopolitical events, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

You should not place undue reliance on forward-looking statements. CFSB Bancorp, Inc. undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

	December 31,	June 30,
	2023	2023
Assets:
Cash and due from banks	$1,299	$1,486
Short-term investments	14,425	5,375
Total cash and cash equivalents	15,724	6,861
Securities available for sale, at fair value	132	146
Securities held to maturity, at amortized cost, net of allowance for credit losses	149,117	147,902
Loans:
1-4 family	138,445	140,109
Multifamily	12,692	12,638
Second mortgages and home equity lines of credit	3,542	2,699
Construction	-	-
Commercial	20,047	20,323
Total mortgage loans on real estate	174,726	175,769
Consumer	64	49
Home improvement	2,220	2,191
Total loans	177,010	178,009
Allowance for credit losses	(1,641)	(1,747)
Net deferred loan costs and fees, and purchase premiums	(395)	(351)
Loans, net	174,974	175,911
Federal Home Loan Bank of Boston stock, at cost	950	381
Premises and equipment, net	3,317	3,413
Accrued interest receivable	1,467	1,363
Bank-owned life insurance	10,536	10,402
Deferred tax asset	1,074	1,079
Operating lease right of use asset	907	953
Other assets	827	596
Total assets	$359,025	$349,007

Liabilities and Stockholders' Equity:
Deposits:
Non-interest bearing NOW and demand	$29,612	$32,760
Interest bearing NOW and demand	28,915	28,778
Regular and other	58,665	64,184
Money market accounts	24,061	26,995
Term certificates	116,687	110,659
Total deposits	257,940	263,376
Federal Home Loan Bank of Boston advances	19,100	3,675
Mortgagors' escrow accounts	1,644	1,596
Operating lease liability	920	962
Accrued expenses and other liabilities	3,626	3,509
Total liabilities	283,230	273,118

Stockholders' Equity:
Common stock	65	65
Additional paid-in capital	27,976	27,814
Retained earnings	50,106	50,416
Accumulated other comprehensive loss, net of tax	(1)	(3)
Unearned compensation - ESOP	(2,351)	(2,403)
Total stockholders' equity	75,795	75,889
Total liabilities and stockholders' equity	$359,025	$349,007

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Statements of Net Income (Loss) (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Interest and dividend income:
Interest and fees on loans	$1,758	$1,722	$1,657	$3,480	$3,276
Interest and dividends on debt securities:
Taxable	904	868	795	1,772	1,546
Tax-exempt	93	97	106	190	214
Interest on short-term investments and certificates of deposit	49	45	123	94	250
Total interest and dividend income	2,804	2,732	2,681	5,536	5,286

Interest expense:
Deposits	1,051	876	340	1,927	582
Borrowings	114	50	-	164	-
Total interest expense	1,165	926	340	2,091	582

Net interest income	1,639	1,806	2,341	3,445	4,704
Provision for (reversal of) credit losses	(104)	(166)	-	(270)	-
Net interest income after provision for (reversal of) credit losses	1,743	1,972	2,341	3,715	4,704

Non-interest income:
Customer service fees	37	40	36	77	73
Income on bank-owned life insurance	68	66	63	134	127
Other income	67	54	53	121	152
Total non-interest income	172	160	152	332	352

Non-interest expenses:
Salaries and employee benefits	1,267	1,144	1,250	2,411	2,268
Occupancy and equipment	240	254	255	494	498
Advertising	36	38	71	74	110
Data processing	101	89	84	190	178
Deposit insurance	33	33	22	66	43
Other general and administrative	432	358	405	790	738
Total non-interest expenses	2,109	1,916	2,087	4,025	3,835

Income (loss) before income taxes	(194)	216	406	22	1,221
Provision for income taxes	16	93	65	109	235
Net income (loss)	$(210)	$123	$341	$(87)	$986

Net income (loss) per share:
Basic	$(0.03)	$0.02	$0.05	$(0.01)	$0.16
Diluted	$(0.03)	$0.02	$0.05	$(0.01)	$0.16

Weighted average shares outstanding:
Basic	6,284,768	6,282,203	6,274,542	6,283,485	6,273,260
Diluted	6,284,768	6,282,203	6,274,542	6,394,485	6,273,260

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$176,149	$1,758	3.99%	$176,668	$1,722	3.90%	$177,648	$1,657	3.73%
Securities (1)	149,187	1,022	2.74%	149,259	991	2.66%	151,249	927	2.45%
Cash and short-term investments	4,491	49	4.36%	3,852	45	4.67%	13,153	123	3.74%
Total interest-earning assets	329,827	2,829	3.43%	329,779	2,758	3.35%	342,050	2,707	3.17%
Noninterest-earning assets	16,875			16,655			16,747
Total assets	$346,702			$346,434			$358,797
Interest-bearing liabilities:
Interest-bearing demand deposits	$29,746	$4	0.05%	$29,912	$4	0.05%	$33,557	$4	0.05%
Savings deposits	58,992	15	0.10%	62,446	16	0.10%	72,708	18	0.10%
Money market deposits	24,153	15	0.25%	26,271	17	0.26%	39,876	27	0.27%
Certificates of deposit	115,397	1,017	3.53%	111,812	839	3.00%	99,041	291	1.18%
Total interest-bearing deposits	228,288	1,051	1.84%	230,441	876	1.52%	245,182	340	0.55%
FHLB advances	8,323	114	5.48%	3,571	50	5.60%	-	-	0.00%
Total interest-bearing liabilities	236,611	1,165	1.97%	234,012	926	1.58%	245,182	340	0.55%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	28,223			30,971			32,887
Other noninterest-bearing liabilities	5,968			5,740			5,554
Total liabilities	270,802			270,723			283,623
Total stockholders' equity	75,900			75,711			75,174
Total liabilities and stockholders' equity	$346,702			$346,434			$358,797
Net interest income		$1,664			$1,832			$2,367
Net interest rate spread(2)			1.46%			1.77%			2.62%
Net interest-earning assets(3)	$93,216			$95,767			$96,868
Net interest margin(4)			2.02%			2.22%			2.77%
Cost of deposits(5)			1.64%			1.34%			0.49%
Cost of funds(6)			1.76%			1.40%			0.49%
Ratio of interest-earning assets to interest-bearing liabilities	139.40%			140.92%			139.51%
(1)
Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $25,000, $26,000, and $26,000 for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.
(2)
Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.
(5)
Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.
(6)
Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Six Months Ended
	December 31, 2023			December 31, 2022
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$176,408	$3,480	3.95%	$177,143	$3,276	3.70%
Securities (1)	149,223	2,013	2.70%	150,011	1,817	2.42%
Cash and short-term investments	4,172	94	4.51%	17,435	250	2.87%
Total interest-earning assets	329,803	5,587	3.39%	344,589	5,343	3.10%
Noninterest-earning assets	16,608			16,342
Total assets	$346,411			$360,931
Interest-bearing liabilities:
Interest-bearing demand deposits	$29,829	$7	0.05%	$33,346	$8	0.05%
Savings deposits	60,719	30	0.10%	74,076	37	0.10%
Money market deposits	25,212	32	0.25%	42,685	58	0.27%
Certificates of deposit	113,604	1,858	3.27%	98,097	479	0.98%
Total interest-bearing deposits	229,364	1,927	1.68%	248,204	582	0.47%
FHLB advances	5,947	164	5.52%	-	-	0.00%
Total interest-bearing liabilities	235,311	2,091	1.78%	248,204	582	0.47%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	29,597			32,702
Other noninterest-bearing liabilities	5,697			5,127
Total liabilities	270,605			286,033
Total stockholders' equity	75,806			74,898
Total liabilities and stockholders' equity	$346,411			$360,931
Net interest income		$3,496			$4,761
Net interest rate spread(2)			1.61%			2.63%
Net interest-earning assets(3)	$94,492			$96,385
Net interest margin(4)			2.12%			2.76%
Cost of deposits(5)			1.49%			0.41%
Cost of funds(6)			1.58%			0.41%
Ratio of interest-earning assets to interest-bearing liabilities	140.16%			138.83%
(1)
Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $51,000 and $57,000 for the six months ended December 31, 2023 and December 31, 2022, respectively.
(2)
Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.
(5)
Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.
(6)
Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of Fully Tax-Equivalent Income (Unaudited)

(In thousands)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Securities interest income (no tax adjustment)	$997	$965	$901	$1,962	$1,760
Tax-equivalent adjustment	25	26	26	51	57
Securities (tax-equivalent basis)	$1,022	$991	$927	$2,013	$1,817
Net interest income (no tax adjustment)	$1,639	$1,806	$2,341	$3,445	4,704
Tax-equivalent adjustment	25	26	26	51	57
Net interest income (tax-equivalent adjustment)	$1,664	$1,832	$2,367	$3,496	$4,761

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary	At or for the Three Months Ended			At or for the Six Months Ended
Selected Financial Highlights (Unaudited)	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except share and per share amounts)	2023	2023	2022	2023	2022
Performance Ratios
Return (loss) on average assets (GAAP) (1, 4)	(0.24%)	0.14%	0.38%	(0.05%)	0.55%
Return (loss) on average equity ("ROAE") (GAAP) (1, 5)	(1.11%)	0.65%	1.81%	(0.23%)	2.63%
Noninterest expense to average assets (GAAP) (1)	2.43%	2.21%	2.33%	2.21%	2.13%
Total loans to total deposits	68.62%	67.56%	65.60%	68.62%	65.60%
Total loans to total assets	49.30%	50.87%	50.64%	49.30%	50.64%
Efficiency ratio (GAAP) (6)	116.45%	97.46%	83.71%	106.57%	75.85%
Capital Ratios
Total capital to risk-weighted assets	33.32%	33.28%	32.60%	32.42%	32.60%
Common equity tier 1 capital to risk-weighted assets	32.41%	32.32%	31.70%	32.42%	31.70%
Tier 1 capital to risk-weighted assets	32.41%	32.32%	31.70%	33.34%	31.70%
Tier 1 capital to average assets (2)	18.32%	18.35%	17.40%	18.32%	17.40%
Asset Quality Ratios
Allowance for credit losses on loans as a percentage of total loans (3)	0.93%	0.94%	0.97%	0.93%	0.97%
Allowance for credit losses on loans as a percentage of non-performing loans	1740.46%	NM	NM	1740.46%	NM
Net (charge-offs) recoveries to average outstanding loans	-%	-%	-%	-%	-%
Non-performing loans as a percentage of total loans	0.05%	-%	-%	0.05%	-%
Non-performing loans as a percentage of total assets	0.03%	-%	-%	0.03%	-%
Informational Items
Fair value of held to maturity securities	$136,427	$128,959	$132,625	$136,427	$132,625
Book value per share (7)	$11.43	$11.44	$11.54	$11.43	$11.54
Outstanding common shares	6,632,642	6,632,642	6,521,642	6,632,642	6,521,642

(1) Annualized.

(2)
Average assets calculated on a quarterly basis.
(3)
Total loans exclude net deferred loan costs and fees.
(4)
Represents net income divided by average assets.
(5)
Represents net income divided by average stockholders' equity
(6)
Represents total non-interest expenses divided by net interest income and non-interest income.
(7)
Represents total stockholders' equity divided by outstanding shares at period end.

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